EXHIBIT F-3
                                  GPU CAPITALIZATION

                                        Actual
                                    June 30, 1997

                                        $ Millions     Percentage
          Debt:
               First Mortgage Bonds     $2,510
               Other Long-Term Debt        818
               Short-Term Debt             443
                                        $3,771            50.8%

          Preferred:
               Stock                    $  171
               Securities                  330
                                        $  501             6.7%
          Common Equity:
               Common Stock             $  314
               Reacquired Common Stock     (84)
               Capital Surplus             754
               Retained Earnings         2,172
                                        $3,156            42.5%

          Total Capitalization          $7,428           100.0%

               The  foregoing  table  includes  $97 million of non-recourse debt related to Exempt Entities that is consolidated for financial reporting purposes. The following table sets forth GPU's proforma capitalization, including the additional amount of outstanding non-recourse debt ($1.187 billion) related to GPU's proportionate ownership interest in Exempt Entities.

                                      Pro Forma
                                    June 30, 1997

                                        $ Millions     Percentage
          Debt:
               First Mortgage Bonds     $2,510
               Other Long-Term Debt      2,005
               Short-Term Debt             443
                                        $4,958            57.6%
          Preferred:
               Stock                    $  171
               Securities                  330
                                        $  501             5.8%

          Common Equity:
               Common Stock             $  314
               Reacquired Common Stock     (84)
               Capital Surplus             754
               Retained Earnings         2,172
                                        $3,156            36.6%

          Total Capitalization          $8,615           100.0%

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